EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT
                         WOLVERINE WORLD WIDE, INC.



           Name                          State or Country of
                                    Incorporation or Organization

Aguadilla Shoe Corporation                     Michigan

BSI Shoes, Inc.                                Michigan

Brooks France, S.A.                             France

Brooks Sportartikel, GmbH                      Germany

Dominican Wolverine Shoe Company            Cayman Islands
   Limited

Frolic de Mexico S.A. de C.V.                   Mexico

Spartan Shoe Company Limited                Cayman Islands

WWW Europe Ltd.                                England

Hush Puppies Retail, Inc.                      Michigan
  d/b/a Little Red Shoe House
        Hush Puppies Factory Direct

Wolverine Design Center, Inc.                  Michigan

Wolverine Procurement, Inc.                    Michigan

Wolverine Sourcing, Inc.                       Michigan

Hush Puppies Canada Footwear, Ltd.              Canada
   (controlling interest)

Wan Hau Enterprise Co., Ltd.          Republic of China
   (minority interest)                         (Taiwan)


All of the subsidiaries of the Registrant are wholly owned, except as otherwise indicated.